SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or
15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): September 5, 2006

EL CAPITAN PRECIOUS METALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-56262	88-0482413
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14301 North 87th Street, Suite 216
Scottsdale, Arizona 85260
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(Address of principal executive offices) (Zip Code)

(480) 607-7093
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Item 8.01	Other Events.

On September 5, 2006, the Board of Directors of El Capitan Precious Metals, Inc. (the “Company”) approved an Audit Committee Charter and Compensation Committee Charter for the Company. The Audit Committee and Compensation Committee Charters are filed herewith as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

99.1	Audit Committee Charter of El Capitan Precious Metals, Inc.
99.2	Compensation Committee Charter of El Capitan Precious Metals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EL CAPITAN PRECIOUS METALS, INC.

Date: September 11, 2006	/s/ Stephen J. Antol
Stephen J. Antol
Chief Financial Officer and Treasurer